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                                                         Exhibit (10)(a)(6)
                                                         ------------------


                         THE BEAR STEARNS COMPANIES INC.
                   AMENDMENT TO THE CAPITAL ACCUMULATION PLAN



          RESOLVED, that The Bear Stearns Companies Inc. Capital
     Accumulation Plan for Senior Managing Directors, as amended and restated as of July 1, 1993 (the "Plan"), be, and hereby is, amended as follows:

               1.   The definition of "Enrollment Period" in
               Section 2.1 of the Plan is amended in its entirety to read as follows:

                    "Enrollment Period" in respect of a Plan Year
               means the period commencing with the first day of the fiscal quarter immediately preceding such Plan Year and ending on December 31 of such Plan Year or such shorter period contained therein designated by the Board Committee. Without limiting the generality of the foregoing, the Board Committee may designate one Enrollment Period for individuals who are Eligible Employees on the first day of a Base Year and one or more Enrollment Periods for individuals who become Eligible Employees after the first day of a Base Year; provided, however, with respect to Reporting Persons in no event shall an Enrollment Period end less than six months before the beginning of the applicable Deferral Period; provided, further, that with respect to participants in The Bear Stearns Companies Inc. Management Compensation Plan in no event shall any Enrollment Period in respect of any Plan Year extend into such Plan Year so as to allow a Participant to make an election to increase or decrease the deferral amount or Deferral Period relating to such Plan Year.

               2.   The definition of "Adjusted Earnings Per Share" in
               Section 2.1 of the Plan is amended by deleting the reference therein to the term "Effective Tax Rate" and substituting in lieu thereof the term "Marginal Tax Rate."
























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               3.   The definition of "Pre-Plan Earning Per
               Share" in Section 2.1 of the Plan is amended in its entirety to read as follows:

                    "Pre-Plan Earnings Per Share" means, for any
               Fiscal Year, (a) the sum of (i) the Company's consolidated net income or loss for such Fiscal Year less (ii) the amount of the Preferred Stock Dividend Requirement for such Fiscal Year, plus
               (iii) the amount obtained by multiplying the Aggregate Imputed Costs of the Plan deducted in the calculation of consolidated net income or loss for such Fiscal Year by the fraction which is one minus the Marginal Tax Rate for such Fiscal Year, divided by (b) the sum of (x) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (y) the aggregate number of CAP Units credited to the Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that the CAP Units are credited, increased or decreased pursuant to Section 5.1, 5.3 or 5.10 of the Plan, and (z) the aggregate number of Earnings Units credited to the Earnings Unit Accounts of all participants in the PUP Plan computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that Earnings Units are credited, increased or decreased pursuant to Section 4.2 or 4.5 of the PUP Plan.

               4.   The definition of "Income Per Share" in
               Section 2.1 of the Plan is amended by adding the following language at the end thereof:
               , and may be decreased, but not increased, by such amount determined by the Board Committee in its sole discretion as appropriate to carry out the purposes of the Plan.

































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          RESOLVED, that Amendment 1 above shall be effective as of the date hereof.

          RESOLVED, that the Amendments 2 and 3 above shall be effective July 1, 1994, subject to stockholder approval at the 1994 Annual Meeting of Shareholders of the Corporation.

          RESOLVED, that Amendment 4 shall be effective July 1, 1994.